Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Edward Gallup
770-441-2051

Immucor Revises Fiscal 2005 Earnings to Account for Employee Bonus Accrual

NORCROSS, GA. (August 29, 2005) – Immucor, Inc. (Nasdaq/NM: BLUD), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, today announced a revision in previously-reported net income for fiscal year 2005 to account for a previously-unrecorded accrual for employee bonuses.  On an after-tax basis, the accrual for the third fiscal quarter is $0.2 million and the accrual for the fourth fiscal quarter is $0.7 million, for an aggregate bonus accrual of $0.9 million for the fiscal year.  As revised, for the year and fourth quarter ended May 31, 2005, net income was $23.9 million for the year and $8.5 million for the fourth quarter; and diluted earnings per share were $0.50 for the year on 47.6 million weighted average shares outstanding, and $0.18 for the fourth quarter on 47.7 million weighted average shares outstanding.

The Company expects to report those revised numbers in its Form 10-K for fiscal year 2005.  However, due to the additional accounting and auditing procedures to be completed to account for the bonus accrual, in addition to completing the procedures required by Section 404 of Sarbanes Oxley, the Company now does not expect to file that Form 10-K by August 30, 2005, as previously stated in its Form 12b-25 filed August 15, 2005.  The Company is working diligently to have the Form 10-K filed as soon as possible.

The Company also reported that it has accepted the resignation of Steven C. Ramsey as Chief Financial Officer of the Company.  Patrick Waddy, the Company’s Vice President of Finance, has accepted the position of interim Chief Financial Officer.  Mr. Waddy has been with Immucor since 1996, when the Company acquired Dominion Biologicals, and Mr. Waddy retains the position of President of that company.

The Company will host a telephone conference call at 8:30 a.m. (EDT) on Tuesday, August 30, 2005, to answer questions on the matters reported in this press release.  Investors are invited to participate.  To participate in the telephone conference call, dial 888-889-6348 and passcode BLUD. Replays of the conference call will be available for one week beginning at 12:00 PM on August 30th by calling 866-465-0332.  Beginning September 6, 2005, audio of the conference call or a transcript of the audio will be available on the Immucor website under “About Us – Press Releases.”

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion.  Immucor markets a complete family of automated instrumentation for all of our market segments.

For more information on Immucor, please visit our website at www.immucor.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Reform Act of 1995, including, without limitation, statements concerning the Company’s expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Further risks are detailed in the Company’s filings with the Securities and Exchange Commission, including those set forth in the Company’s most recent Form 10-K and Quarterly Reports on Form 10-Q.

IMMUCOR, INC.

Revised Condensed Consolidated Statements of Income

	For the Three Months Ended		For the Year Ended
	May 31,	May 31,	May 31,	May 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$42,060,671	$30,212,512	$144,785,544	$112,557,916
Cost of sales	15,314,630	13,070,499	57,540,432	50,487,588
Gross profit	26,746,041	17,142,013	87,245,112	62,070,328

Research and development	1,117,748	1,154,102	4,463,430	3,749,158
Selling and marketing	4,929,449	4,775,582	18,227,531	16,181,987
Distribution	2,025,138	1,857,444	8,043,940	8,498,831
General and administrative	5,729,893	3,379,836	18,559,293	11,568,975
Amortization expense and other	102,651	93,079	699,235	369,361
Total operating expenses	13,904,879	11,260,043	49,993,429	40,368,312

Income from operations	12,841,162	5,881,970	37,251,683	21,702,016

Interest income	224,671	28,257	623,750	41,039
Interest expense	(148,158)	(80,512)	(661,641)	(881,527)
Other income (loss)	139,418	(7,340)	766,544	(597,959)
Total other	215,931	(59,595)	728,653	(1,438,447)

Income before income taxes	13,057,093	5,822,375	37,980,336	20,263,569

Income taxes	4,528,832	2,440,437	14,070,682	7,725,763

Net income	$8,528,261	$3,381,938	$23,909,654	$12,537,806

Earnings per share:

Per common share	$0.19	$0.08	$0.53	$0.28

Per common share - assuming dilution	$0.18	$0.07	$0.50	$0.27

Weighted average shares outstanding:

Basic	45,475,405	44,911,229	45,132,434	44,257,673

Diluted	47,708,668	47,399,349	47,566,764	46,993,949